Exhibit 99.77(q)(1)

ITEM 77Q-1 – Exhibits

(e)(1) Investment Management Agreement between Voya Investments, LLC and Voya Money Market Portfolio effective November 18, 2014 – Filed herein.

(e)(2) Sub-Advisory Agreement between Voya Investments, LLC and Voya Investment Management Co. LLC effective November 18, 2014 – Filed herein.